UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

FULL HOUSE RESORTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of the stockholders of Full House Resorts, Inc. (the “Company”) was held on May 19, 2010.  Items of business set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 13, 2010 that were voted on and approved are as follows:

(1) Election of Directors:

	Votes
Nominee	For	Withheld	Broker Non-Vote
Kenneth R. Adams	9,729,668	2,734,734	3,510,863
Carl G. Braunlich	9,731,418	2,732,984	3,510,863
Kathleen M. Caracciolo	9,731,368	2,733,034	3,510,863
Andre M. Hilliou	9,233,710	3,230,692	3,510,863
Lee A. Iacocca	10,661,045	1,803,357	3,510,863
Mark J. Miller	10,661,695	1,802,707	3,510,863

(2) Ratification of Piercy Bowler Taylor & Kern, as the Company’s independent auditors for 2010:

For	Against	Abstain	Broker Non-Vote
15,866,646	84,450	24,169	—

Section 8 – Other Events

Item 8.01	Other Events.

On May 19, 2010, the Company announced a stock repurchase plan (the “Repurchase Plan”). Under the Repurchase Plan, the Company’s board of directors authorized the repurchase of up to $1,000,000 worth of shares of the Company’s common stock in the open market or in privately negotiated transactions from time to time, in compliance with Rule 10b-18 of the Securities and Exchange Act of 1934, subject to market conditions, applicable legal requirements and other factors. The Repurchase Plan expires on December 31, 2010, does not obligate the Company to acquire any particular amount of common stock, and may be suspended at any time at the Company’s discretion.

The press release issued by the Company on May 21, 2010 in connection with the Repurchase Plan is included in Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release issued by the Company on May 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 24, 2010	/s/ Barth F. Aaron

Barth F. Aaron
Secretary/General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on May 21, 2010.

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